UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2018, Charah Solutions, Inc. (the “Company”) announced that it has reached an agreement to settle all outstanding litigation and arbitration claims brought by APTIM Corp. (the “Settled Actions”) against the Company’s subsidiaries Allied Power Management, LLC and Allied Power Services, LLC and certain of its employees and affiliated entities. In connection with the settlement, on December 13, 2018, the Company entered into a mutual release agreement (the “Agreement”) with Bernhard Capital Partners Management, LP (“BCP”), an affiliate of a private equity firm which indirectly through certain affiliates holds approximately 53% of the outstanding shares of the Company’s common stock, pursuant to which the Company and BCP mutually agreed to release one another for all claims arising out of the subject matter of the Settled Actions, including any claims for indemnity with respect to such matters. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Mutual Release Agreement, effective as of December 13, 2018, by and between Charah Solutions, Inc. and Bernhard Capital Partners Management, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: December 18, 2018	By:	/s/ Bruce Kramer
Bruce Kramer
Chief Financial Officer, Treasurer and Secretary